UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On April 7, 2015, Colt Defense LLC and certain of its subsidiaries (collectively, the “Company”) entered into (i) Waiver and Amendment No. 1 (the “Credit Agreement Amendment”) to its existing Credit Agreement (“Credit Agreement”) dated as of February 9, 2015 with Cortland Capital Market Services LLC (“Cortland”), as agent, and certain lenders party thereto from time to time and (ii) Amendment No. 3 (the “Term Loan Amendment” and together with the Credit Agreement Amendment, the “Amendments”) to its existing term loan agreement (the “Term Loan Agreement” and together with the Credit Agreement, the “Loan Agreements”) with Wilmington Savings Fund Society, FSB, as agent, and certain lenders party thereto from time to time.  The Amendments contain substantially the same terms for each Loan Agreement and provide for, among other things, an extension of the deadline for the Company to deliver its annual financial statements and related reporting information for the fiscal year ended December 31, 2014 to June 14, 2015.  The Amendments also add new covenants to the Loan Agreements which require the Company to maintain a minimum amount of unrestricted cash of $4,000,000 and prohibit the Company from allowing more than 20% of certain accounts payable to be past due by more than 30 days.  The minimum unrestricted cash covenant applies from May 8, 2015 to July 6, 2015 and the accounts payable covenant applies from April 8, 2015 to July 6, 2015.  Additionally, the Credit Agreement Amendment increased the minimum amount of inventory required to be maintained by the Company from $45,000,000 to $50,000,000 for the period from May 8, 2015 to July 6, 2015 and the Term Loan Amendment added an equivalent covenant to the Term Loan Agreement.  The Amendments also modified certain events of default.  Such amendments were effective as of April 7, 2015.  The Company has agreed to pay an aggregate fee of $1,000,000 to the lenders under the Loan Agreements in connection with entering into the Amendments.

The foregoing summary of certain terms of each of the Credit Agreement Amendment and the Term Loan Amendment do not purport to be complete and each is qualified in its entirety by reference to the complete text of such agreement, copies of which are filed as an exhibit to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01                                  Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1	Waiver and Amendment No. 1 to Credit Agreement dated April 7, 2015
10.2	Amendment No. 3 to the Term Loan Agreement dated April 7, 2015

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Any statements about the Company’s expectations, beliefs, plans, objectives, assumptions or future events or Company’s future financial performance and/or operating performance are not statements of historical fact and reflect only the Company’s current expectations regarding these matters. These statements are often, but not always, made through the use of words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “predict,” “potential,” “estimate,” “plan,” “probable” or variations of these words or similar expressions. These statements inherently involve a wide range of known and unknown uncertainties.  The Company’s actual actions and results may differ materially from what is expressed or implied by these statements. Factors that could cause such a difference include, but are not limited to, those set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission on September 15, 2014, as updated by the Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 28, 2014, which was filed with the Securities and Exchange Commission on December 2, 2014. Given these factors, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance nor use historical trends to anticipate results or trends in future periods. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and estimates and assumptions associated with them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC
	By:	/s/ Scott Flaherty
	Name:	Scott Flaherty
	Title:	Senior Vice President and Chief Financial Officer

Dated: April 8, 2015